CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 15, 2004, relating to the financial statements and financial highlights, which appears in the October 31, 2004 Annual Report to Shareholders of Franklin Value Investors Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" in such Registration Statement.




/s/PricewaterhouseCoopers LLP
San Francisco, California
August 29, 2005